Exhibit 99

FINAL DRAFT

Contact:	Valerie Brodie
VP, Investor Relations, Corporate Communications
Epicor Software
Irvine, CA, USA
Phone +1 949-585-4293
E-mail vbrodie@epicor.com

Epicor Reports First Quarter 2004 Earnings

License Revenues up 34% Year over Year, Total Revenues up 26% Year over Year

IRVINE, Calif., April 21, 2004 – Epicor Software Corporation (NASDAQ: EPIC), a leading provider of integrated enterprise software solutions for the midmarket, today reported its financial results for the first quarter ended March 31, 2004. Total revenues for the first quarter were $43.4 million, compared with $34.3 million in the prior year’s quarter, up over 26%. License revenues were $10.5 million compared to $7.8 million in the first quarter 2003, up 34%. Service revenues for the first quarter were $32.5 million compared with $26.0 million in the first quarter of 2003, up 25%.

For the first quarter, the company reported GAAP net income of $3.5 million or $0.07 per diluted share compared with net income of $2.4 million or $0.05 per diluted share in the prior year’s period. For the first quarter of 2004, adjusted earnings were $6.3 million or $0.12 per diluted share compared with adjusted earnings of $4.4 million or $0.09 per diluted share in the same period last year. Adjusted earnings exclude amortization of capitalized software development costs and acquired intangible assets, stock-based compensation expense, restructuring charges and other.

At March 31, 2004, cash and cash equivalents were $38.1 million. Net accounts receivable was $26.9 million and deferred revenues were $40.9 million. Day sales outstanding was 56 compared to 55 in the fourth quarter 2003.

“We are pleased to start out 2004 with a good quarter, following our strong fourth quarter performance,” said George Klaus, chairman, president and CEO. “We saw an increased number of larger transactions in the quarter, broad-based interest across products and regions and a continued improvement in gross and operating margins. Klaus continued, “Our strong performance and results highlight our focused execution and provide a solid platform for on-going growth.”

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The company also provided its guidance for the second quarter 2004, with total revenues expected to be in the range of $43 to $44 million. GAAP earnings per diluted share for the second quarter 2004 are expected to be $0.08 to $0.09 with adjusted earnings, as described above, per share of $0.12 to $0.13.

The company has also provided an updated outlook for the fiscal year 2004. The company, on a standalone-basis, provided revised guidance for $174 to $177 million in revenues compared with previous guidance of $172 to $175 million, GAAP earnings per diluted share of $0.40 to $0.42, compared with previous guidance of $0.40 per diluted share, and adjusted earnings, as described above, of $0.54 to $0.55 per diluted share, compared with previous guidance of $0.52 per diluted share, in each case using a weighted average share count of 52 million shares

The company has filed a preliminary S-4 registration statement with the SEC with respect to its previously announced proposed exchange offer to acquire all of the outstanding shares of Scala Business Solutions. The company anticipates the offer period to acquire the shares of Scala to commence by the end of May 2004 and the offer period to close by the end of June 2004. Based on this current timeframe, the company currently expects a contribution from Scala Business Solutions for the second half of 2004. Revenues for the combined entity are expected to be in the range of $210 to $215 million. The company expects to drive operating efficiencies from the merger predominantly through reducing redundant G&A and facilities and by streamlining the R&D and technical support organizations. Based on the current expected timeframe to close the transaction by the end of June, operating activities for the combined entity are expected to result in GAAP earnings per diluted share for the year 2004 of approximately $0.40 to $0.41, or neutral to earnings per diluted share, and an accretion of $0.08 cents for Epicor’s adjusted earnings per diluted share for fiscal year 2004, or $0.62 to $0.63 (adjusted) per diluted share, in each case using a weighted average share count of 57 million shares.

First Quarter Highlights

•	Year over year revenue growth of over 26%

•	Year over year license revenue growth of 34%

•	Added over 100 new customers to Epicor’s base

•	Released over 20 product upgrades to market across Epicor’s suite of solutions

•	Launched the company’s new corporate and product logos

•	Entered beta phase of Epicor’s new manufacturing solution on Web services platform

•	Received CEO of the Year award from Southern California Software Council

•	Nominated as finalist for best product by the AeA’s Orange County High Tech group

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The company will hold an investor and analyst conference call to review the first quarter and year’s results and highlights directly following the release after the close of market at 2:00 p.m. PDT.

When:	Wednesday, April 21, 2004
Time:	2:00 p.m. PDT
Dial in:	+1 888-662-8850 or outside the U.S. +1 706-634-2243

Replay:	The conference call replay will be available by telephone
From:	April 21 at 4:00 p.m. PDT
Through:	April 23 at 4:00 p.m. PDT
Dial:	+1 800-642-1687 or outside the U.S. +1 706-645-9291
Conf ID:	664-5464

On the call, George Klaus, Epicor’s Chairman, President and CEO will discuss first quarter 2004 earnings and the outlook for 2004. Investors and analysts are invited to participate on the call. Please dial in approximately ten minutes prior to start time. A live audio-only web cast of the call will be made available to the public on the company’s web site at www.epicor.com/company/investor and will be archived for thirty days following the call on the company’s web site.

About Epicor Software Corporation

For 20 years, Epicor has been a recognized leader dedicated to providing integrated enterprise software to midmarket companies around the world. With over 15,000 customers, Epicor has delivered end-to-end, industry-specific solutions that enable companies to immediately improve business operations and build competitive advantage. Epicor’s comprehensive suite of integrated software solutions for Customer Relationship Management, Financials, Manufacturing, Supply Chain Management, Professional Services Management and Collaborative Commerce provide the scalability and flexibility to support long-term growth. Epicor’s solutions are complemented by a full range of services, providing single point of accountability to promote rapid return on investment and low total cost of ownership. Epicor’s worldwide headquarters is located in Irvine, California with offices and affiliates around the world. For more information, visit the company’s Web site at www.epicor.com.

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Epicor is a registered trademark of Epicor Software Corporation. All other trademarks acknowledged.

Forward-Looking Statements

Management of Epicor Software Corporation believe certain statements in this press release may constitute forward-looking statements with respect to the financial condition, results of operations and activities of Epicor. These forward looking statements include statements regarding expected revenues, earnings and earnings per share, the expected launch of the offer period and closing of the Scala transaction, the accretive nature of the acquisition, the expected synergies and benefits of the combination and growth of the

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combined entity, projected future cash flows and customers, opportunities for growth, and other statements that are not historical fact. These forward-looking statements are based on currently available competitive, financial and economic data together with management’s views and assumptions regarding future events and business performance as of the time the statements are made. Actual results may differ materially from those expressed or implied in the forward-looking statements.

Such risks and uncertainties include but are not limited to, Epicor and Scala’s ability to integrate operations and retain key personnel, satisfaction of conditions to closing; changes in the demand for enterprise resource planning products, particularly in light of competitive offerings; the timely availability and market acceptance of new products and upgrades; the impact of competitive products and pricing; the discovery of undetected software errors; Epicor’s ability to realize the synergies and operating efficiencies anticipated from the acquisition of Scala and other acquisitions; changes in the financial condition of the Epicor’s and Scala’s major commercial customers and the Epicor’s future ability to continue to develop and expand its product and service offerings to address emerging business demand and technological trends and other factors discussed in Epicor’s Annual report on Form 10-K, as amended, for the year ended December 31, 2003 at pages 14 through 22. As a result of these factors the business or prospects expected by the company as part of this announcement may not occur. Epicor undertakes no obligation to revise or update publicly any forward-looking statements.

This press release includes certain non-GAAP financial measures, including adjusted net income and net income per diluted share amounts, which exclude the amortization of capitalized software development costs and acquired intangible assets, stock compensation expense and restructuring charges. These non-GAAP financial measures are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered as a substitute for measures of financial performance prepared in accordance with GAAP. The company’s management believes that these non-GAAP financial measures provide meaningful supplemental information regarding the performance of the company’s business operations. These measures also facilitate management’s internal comparisons to our historical operating results and to our competitors’ operating results, operational forecasting and budgeting. Investors and potential investors are encouraged to review the reconciliation of the non-GAAP financial measures contained within this press release with their most directly comparable GAAP financial results.

Additional Information And Where To Find It

Epicor Software Corporation has filed a preliminary registration statement on Form S-4 containing a preliminary prospectus in connection with the proposed acquisition of Scala by Epicor (the “Acquisition”). The prospectus will not be a prospectus as referred to in article 3 paragraph 2 sub b of the 1995 Act on the Supervision of the Dutch Securities Trade (Wtc 1995). The Netherlands Authority for the Financial Markets (AFM) has granted Epicor a dispensation from the requirement pursuant to article 3 paragraph 1 of the aforementioned Act. A final draft of this press release has been submitted beforehand to the AFM pursuant to article 9v of the 1995 Decree on the Supervision of the Securities Trade (Bte 1995). The security holders of Scala are urged to read the final prospectus and other relevant materials, including the Dutch offering memorandum when they become available because they will contain important information about the Acquisition, Epicor and Scala. Scala security holders may obtain free copies of these documents (when they are available) and other documents filed with the Securities and Exchange Commission at the Securities and Exchange Commission’s Web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the Securities and Exchange Commission by Epicor by going to Epicor’s Investor Relations page on its corporate Web site at www.epicor.com/company/investor/.

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EPICOR SOFTWARE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(Unaudited)

	March 31, 2004	December 31, 2003
ASSETS
Current assets:
Cash and cash equivalents	$38,070	$38,881
Restricted cash	502	501
Accounts receivable, net	26,949	27,134
Prepaid expenses and other	5,736	5,268

Total current assets	71,257	71,784

Property and equipment, net	3,616	3,040
Intangible assets, net	13,029	12,847
Goodwill	11,234	10,841
Other assets	3,785	3,711

Total assets	$102,921	$102,223

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,797	$5,958
Accrued expenses	19,426	26,038
Current portion of accrued restructuring costs	1,079	2,117
Deferred revenue	40,920	37,345

Total current liabilities	66,222	71,458

Long-term portion of accrued restructuring costs	1,794	1,355

Stockholders’ equity:
Preferred stock	10,423	10,423
Common stock	46	46
Additional paid-in capital	253,638	252,088
Less: treasury stock at cost	(493)	(322)
Less: unamortized stock compensation expense	(4,344)	(5,002)
Accumulated other comprehensive loss	206	266
Accumulated deficit	(224,571)	(228,089)

Net stockholders’ equity	34,905	29,410

Total liabilities and stockholders’ equity	$102,921	$102,223

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EPICOR SOFTWARE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2004	2003
Revenues:
License fees	$10,448	$7,805
Consulting	11,952	8,379
Maintenance	20,557	17,603
Other	403	545

Total revenues	43,360	34,332

Cost of revenues	16,241	13,142
Amortization of intangible assets	880	1,712

Total cost of revenues	17,121	14,854

Gross profit	26,239	19,478

Operating expenses:
Sales and marketing	9,780	8,159
Software development	5,760	4,767
General and administrative	5,174	4,674
Stock-based compensation	655	276
Provision for doubtful accounts	215	(1,080)
Restructuring charges and other	1,217	—

Total operating expenses	22,801	16,796

Income from operations	3,438	2,682
Other income (expense), net	225	(64)

Income before income taxes	3,663	2,618
Provision for income taxes	145	—

Net income	$3,518	$2,618

Value of beneficial conversion related to preferred stock	—	(241)

Net income applicable to common stockholders	$3,518	$2,377

Net income per share applicable to common stockholders:
Basic	$0.08	$0.06
Diluted	$0.07	$0.05

Weighted average common shares outstanding:
Basic	44,190	43,077
Diluted	51,968	46,025

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EPICOR SOFTWARE CORPORATION

ADJUSTED EARNINGS RECONCILIATION

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended March 31,
	2004	2003
Net income applicable to common stockholders	$3,518	$2,377

Add back:
Amortization of intangible assets	880	1,712
Stock based compensation expense	655	276
Restructuring charges and other	1,217	—

Adjusted earnings	$6,270	$4,365

Adjusted earnings per diluted share	$0.12	$0.09

Weighted average common shares outstanding:
Diluted	51,968	46,025